Exhibit 99.1

ITT Reports First Quarter Earnings Per Share of $1.02 from Continuing Operations

  Excluding special items, earnings from continuing operations were down 21 percent to 72 cents per share from 2008 first quarter, exceeding previous guidance
  Revenue for the quarter was $2.6 billion, down nine percent compared to the year-ago quarter
  Strong free cash flow for the quarter exceeded $165 million
  Excluding special items, full-year earnings forecast adjusted to $3.20 to $3.60 per share, including anticipated incremental restructuring and acquisition costs of $0.10 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--April 24, 2009--ITT Corporation (NYSE: ITT) today reported first quarter 2009 income of $187 million, or $1.02 per share, from continuing operations, including a net $54 million tax benefit resulting primarily from the reorganization of certain international legal entities. Excluding special items, income from continuing operations for the quarter was $132 million, or 72 cents per share, and better than expected primarily due to performance in the Defense Electronics & Services and Fluid Technology segments. Compared to the prior year quarter, earnings decreased due to lower sales volumes and higher employee benefit plan and restructuring expenses, partially offset by cost saving initiatives and lower interest expense.

First quarter revenue was $2.6 billion, down nine percent compared to the first quarter of 2008, and down five percent excluding the impact of foreign exchange, acquisitions and divestitures on a comparable basis. Year-to-date free cash flow generation exceeded $165 million, representing a 128 percent conversion of income from continuing operations, excluding the non-cash tax adjustments.

“Given our solid preparation, strong balance sheet, and focused execution by our teams, we believe we are managing the current conditions effectively and performing well relative to our peers,” said Steve Loranger, ITT’s chairman, president and chief executive officer.

“We anticipated a slower economy and have been very proactive in managing the changing conditions. Our current view suggests that while the outlook for the defense segment remains solid, we anticipate an extended slowdown in certain end markets affecting our commercial businesses. We no longer anticipate any sequential improvement this year in the industrial, commercial, and automotive markets, and have recalibrated our forecast accordingly,” Loranger added.

ITT now forecasts full-year earnings from continuing operations, excluding special items, to be in the range of $3.20 to $3.60 per share. This range includes an anticipated additional $26 million, or $0.10 per share, for incremental restructuring and acquisition expenses. Full-year 2009 revenue is now expected to be in the range of $10.6 billion to $11.0 billion.

2009 First Quarter Business Segment Results

Fluid Technology

  First quarter revenue for the segment was $744 million, down 16 percent compared to the first quarter of the prior year or down 6 percent excluding the impact of foreign currency exchange. This performance reflects better than anticipated sales in municipal markets and softer residential and commercial market performance.
  First quarter operating income for the segment was down to $69 million, primarily due to volume declines, change in order mix, and higher employee benefit plan and restructuring costs.
  During the first quarter, ITT won a $22 million contract to supply a number of high-end water pumps for two irrigation systems to the Andhra Pradesh irrigation project, the largest irrigation project in India.
  ITT recently announced that it has signed an agreement to acquire Laing GmbH, which will broaden the company’s portfolio of energy-efficient plumbing and HVAC pumps and demonstrates ITT’s commitment to its vision of achieving global water leadership.

Defense Electronics & Services

  Segment revenue for the first quarter was $1.5 billion, essentially flat as compared to the first quarter of 2008. Revenue performance was led by double-digit growth on a comparable basis in the Electronic Systems and Space businesses that offset a double-digit decline at Communication Systems due to large one-time shipments during the first quarter of 2008.
  Compared to the prior year quarter, segment operating income for the first quarter grew to $164 million. Operating margins improved 80 basis points compared to the first quarter of the prior year, as productivity improvements and mix offset increased employee benefit plan costs.
  Backlog for the segment remained flat year-over-year at $5.2 billion, on strong orders for Night Vision goggles, GPS and classified satellite payloads, and a $317 million order for counter-IED jammers for the U.S. Marines.

Motion & Flow Control

  Revenue for the first quarter was $306 million, down 27 percent compared to the prior year or down 18 percent excluding the impacts of foreign currency exchange, acquisitions and divestitures. This performance reflects challenging conditions in end markets served by the Flow Control, Interconnect Solutions and Motion Technologies businesses.
  First quarter 2009 segment operating income was $28 million, down significantly as compared to the prior year as volume declines, employee benefit plan costs and foreign currency exchange impacted earnings.

“We have continued confidence in our portfolio, which we’ve aligned around enduring growth drivers, including threats to global security, fresh water scarcity, and population growth. It’s a portfolio we anticipate will continue to perform relatively well compared to our peers during these times, and positions us for success well into the future,” said Loranger.

Investor Call Today

ITT's senior management will host a conference call for investors today at 10:30 a.m. Eastern Daylight Time to review first quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

About ITT Corporation

ITT Corporation is a high-technology engineering and manufacturing company operating on all seven continents in three vital markets: water and fluids management, global defense and security, and motion and flow control. With a heritage of innovation, ITT partners with its customers to deliver extraordinary solutions that create more livable environments, provide protection and safety and connect our world. Headquartered in White Plains, N.Y., the company generated 2008 sales of $11.7 billion. www.itt.com

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: Economic, political and social conditions in the countries in which we conduct our businesses; Changes in government defense budgets; Decline in consumer spending; Sales and revenues mix and pricing levels; Availability of adequate labor, commodities, supplies and raw materials; Interest and foreign currency exchange rate fluctuations; Competition and industry capacity and production rates; Ability of third parties, including our commercial partners, financial institutions and insurers, to comply with their commitments to us; Our ability to borrow or refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; Acquisitions or divestitures; Personal injury claims; Our ability to effect restructuring and cost reduction programs and realize savings from such actions; Government regulations and compliance therewith; Changes in technology; Intellectual property matters; Governmental investigations; Potential future employee benefit plan contributions and other employment and pension matters; Contingencies related to actual or alleged environmental contamination, claims and concerns; Changes in generally accepted accounting principles; Other factors set forth in our Annual Report on Form 10−K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED INCOME STATEMENTS (In millions, except per share) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Sales and revenues	$2,557.1	$2,806.4

Costs of sales and revenues	1,888.0	2,045.5
Selling, general and administrative expenses	384.0	420.6
Research and development expenses	52.9	52.6
Restructuring and asset impairment charges, net	10.7	3.6
Total costs and expenses	2,335.6	2,522.3

Operating income	221.5	284.1
Interest expense	26.4	40.6
Interest income	4.3	8.4
Miscellaneous expense, net	2.9	3.0
Income from continuing operations before
income tax expense	196.5	248.9
Income taxes	10.0	78.0
Income from continuing operations	186.5	170.9
Discontinued operations, net of tax	(2.4)	1.0
Net income	$184.1	$171.9

Earnings Per Share:
Income from continuing operations:
Basic	$1.02	$0.94
Diluted	$1.02	$0.93
Discontinued operations:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.00
Net income:
Basic	$1.01	$0.95
Diluted	$1.01	$0.93

Average Common Shares — Basic	182.0	181.8
Average Common Shares — Diluted	183.2	184.0

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In millions) (Unaudited)

	March 31,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$911.0	$964.9
Receivables, net	1,853.6	1,961.1
Inventories, net	826.2	803.8
Deferred income taxes	203.0	203.4
Other current assets	159.3	131.0
Total current assets	3,953.1	4,064.2

Plant, property and equipment, net	960.5	993.9
Deferred income taxes	602.8	608.5
Goodwill, net	3,798.8	3,831.3
Other intangible assets, net	584.5	616.5
Other assets	398.1	365.8
Total assets	$10,297.8	$10,480.2

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,231.3	$1,234.6
Accrued expenses	926.2	991.2
Accrued taxes	69.1	30.2
Notes payable and current maturities of long-term debt	1,510.9	1,679.0
Pension and postretirement benefits	68.8	68.8
Deferred income taxes	28.2	26.7
Total current liabilities	3,834.5	4,030.5

Pension and postretirement benefits	2,134.7	2,141.6
Long-term debt	466.5	467.9
Other liabilities	707.8	780.3
Total liabilities	7,143.5	7,420.3

Shareholders' equity	3,154.3	3,059.9
Total liabilities and shareholders' equity	$10,297.8	$10,480.2

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Operating Activities Net income	$184.1	$171.9
Loss (Income) from discontinued operations	2.4	(1.0)
Income from continuing operations	186.5	170.9

Adjustments to income from continuing operations:
Depreciation and amortization	66.2	71.2
Stock-based compensation	8.1	8.1
Restructuring and asset impairment charges, net	10.7	3.6
Payments for restructuring	(25.9)	(14.6)
Change in receivables	75.6	(2.7)
Change in inventories	(44.2)	(49.7)
Change in accounts payable and accrued expenses	(16.8)	0.9
Change in accrued and deferred taxes	(3.8)	63.9
Change in other current and non-current assets	(46.5)	(27.4)
Change in other current and non-current liabilities	(6.5)	(3.8)
Other, net	9.7	(1.1)
Net cash — operating activities	213.1	219.3

Investing Activities Additions to plant, property and equipment	(47.7)	(33.9)
Acquisitions, net of cash acquired	(1.6)	(195.9)
Proceeds from sale of assets and businesses	10.3	3.2
Other, net	2.0	0.8
Net cash — investing activities	(37.0)	(225.8)

Financing Activities Short-term debt, net	(166.2)	(972.5)
Long-term debt repaid	(2.6)	(14.1)
Long-term debt issued	—	0.5
Proceeds from issuance of common stock	2.4	4.3
Dividends paid	(31.8)	(25.4)
Tax benefit from stock option exercises and
restricted stock award lapses	(1.4)	0.6
Other, net	—	(1.8)
Net cash — financing activities	(199.6)	(1,008.4)

Exchange Rate Effects on Cash and Cash Equivalents	(29.8)	74.0
Net Cash — Discontinued Operations:
Operating Activities	(0.6)	0.5

Net change in cash and cash equivalents	(53.9)	(940.4)
Cash and cash equivalents — beginning of year	964.9	1,840.0
Cash and Cash Equivalents — end of period	$911.0	$899.6

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
First Quarter 2009 & 2008

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	Sales & Revenues 3M 2009	Sales & Revenues 3M 2008	Change 2009 vs. 2008	% Change 2009 vs. 2008	Sales & Revenues 3M 2009	Acquisition/ Divestitures 3M 2009	FX Contribution 3M 2009	Adj. Sales & Revenues 3M 2009	Sales & Revenues 3M 2008	Change Adj. 09 vs. 08	% Change Adj. 09 vs. 08

ITT Corporation - Consolidated	2,557.1	2,806.4	(249.3)	-8.9%	2,557.1	4.3	119.7	2,681.1	2,806.4	(125.3)	-4.5%

Defense Electronics & Services	1,508.5	1,507.6	0.9	0.1%	1,508.5	0.0	2.4	1,510.9	1,507.6	3.3	0.2%
Communications Systems	257.3	316.5	(59.2)	-18.7%	257.3	0.0	0.0	257.3	316.5	(59.2)	-18.7%
Space Systems	150.1	133.0	17.1	12.9%	150.1	0.0	0.3	150.4	133.0	17.4	13.1%
Advanced Engineering & Sciences	231.8	220.0	11.8	5.4%	231.8	0.0	0.0	231.8	220.0	11.8	5.4%
Electronic Systems	398.7	357.9	40.8	11.4%	398.7	0.0	2.1	400.8	357.9	42.9	12.0%
Night Vision	115.5	113.9	1.6	1.4%	115.5	0.0	0.0	115.5	113.9	1.6	1.4%
Systems	333.2	326.8	6.4	2.0%	333.2	0.0	0.0	333.2	326.8	6.4	2.0%
Intell & Info Warfare	31.4	47.2	(15.8)	-33.5%	31.4	0.0	0.0	31.4	47.2	(15.8)	-33.5%

Fluid Technology	744.3	881.4	(137.1)	-15.6%	744.3	0.0	84.1	828.4	881.4	(53.0)	-6.0%
Industrial Process	183.6	189.3	(5.7)	-3.0%	183.6	0.0	8.4	192.0	189.3	2.7	1.4%
Residential and Commercial Water Group	241.4	296.2	(54.8)	-18.5%	241.4	0.0	16.1	257.5	296.2	(38.7)	-13.1%
Water & WasteWater	336.8	409.8	(73.0)	-17.8%	336.8	0.0	60.6	397.4	409.8	(12.4)	-3.0%

Motion & Flow Control	305.9	420.5	(114.6)	-27.3%	305.9	4.3	33.3	343.5	420.5	(77.0)	-18.3%
Flow Control	43.4	68.3	(24.9)	-36.5%	43.4	1.2	7.4	52.0	68.3	(16.3)	-23.9%
Motion Technologies	113.3	160.1	(46.8)	-29.2%	113.3	0.0	19.7	133.0	160.1	(27.1)	-16.9%
Control Technologies	63.8	76.5	(12.7)	NA	63.8	3.1	1.4	68.3	76.5	(8.2)	-10.7%
Interconnect Solutions	86.9	115.9	(29.0)	-25.0%	86.9	0.0	4.8	91.7	115.9	(24.2)	-20.9%

	Orders 3M 2009	Orders 3M 2008	Change 2009 vs. 2008	% Change 2009 vs. 2008	Orders 3M 2009	Acquisition Contribution 3M 2009	FX Contribution 3M 2009	Adj. Orders 3M 2009	Orders 3M 2008	Change Adj. 09 vs. 08	% Change Adj. 09 vs. 08

Defense Electronics & Services	1,489.5	1,297.3	192.2	15%	1,489.5	0.0	1.8	1,491.3	1,297.3	194.0	15.0%

Fluid Technology	802.0	956.7	(154.7)	-16%	802.0	0.0	88.3	890.3	956.7	(66.4)	-6.9%

Motion & Flow Control	281.1	428.6	(147.5)	-34%	281.1	5.1	33.2	319.4	428.6	(109.2)	-25.5%

Total Segment Orders	2,572.6	2,682.6	(110.0)	-4%	2,572.6	5.1	123.2	2,700.9	2,682.6	18.3	0.7%

Note: Excludes intercompany eliminations.

ITT Corporation
Segment Operating Income & OI Margin
First Quarter of 2009 & 2008

($ Millions)

	Q1 2009 As Reported	Q1 2008 As Reported	% Change 09 vs. 08

Sales and Revenues:
Defense Electronics & Services	1,508.5	1,507.6
Fluid Technology	744.3	881.4
Motion & Flow Control	305.9	420.5
Intersegment eliminations	(1.6)	(3.1)
Total Sales and Revenues	2,557.1	2,806.4

Operating Margin:
Defense Electronics & Services	10.9%	10.1%	80	BP
Fluid Technology	9.2%	11.6%	(240)	BP
Motion & Flow Control	9.1%	16.2%	(710)	BP
Total Ongoing Segments	10.2%	11.5%	(130)	BP

Income:
Defense Electronics & Services	164.3	152.8	7.5%
Fluid Technology	68.8	102.0	-32.5%
Motion & Flow Control	27.9	68.0	-59.0%
Total Segment Operating Income	261.0	322.8	-19.1%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
First Quarter of 2009 & 2008

($ Millions, except EPS and shares)

	Q1 2009 As Reported	Q1 2009 Adjustments		Q1 2009 As Adjusted	Q1 2008 As Reported	Q1 2008 Adjustments		Q1 2008 As Adjusted	Change 2009 vs. 2008 As Adjusted	Percent Change 2009 vs. 2008 As Adjusted

Segment Operating Income	261.0			261.0	322.8			322.8

Interest Income (Expense)	(22.1)			(22.1)	(32.2)			(32.2)
Other Income (Expense)	(2.9)			(2.9)	(3.0)			(3.0)
Corporate (Expense)	(39.5)			(39.5)	(38.7)			(38.7)

Income from Continuing Operations before Tax	196.5			196.5	248.9			248.9

Income Tax Expense	(10.0)	(54.1)	#A	(64.1)	(78.0)	(3.1)	#B	(81.1)

Income from Continuing Operations	186.5	(54.1)		132.4	170.9	(3.1)		167.8

Diluted EPS from Continuing Operations	1.02	(0.30)		0.72	0.93	(0.02)		0.91	($0.19)	-20.9%

#A - Primarily removal of the reversal of a deferred tax liability no longer required as a result of the restructuring of certain international legal entities.

#B - Remove Tax Benefit of ($3.1M) related to prior year adjustments.

ITT Corporation Non-GAAP Reconciliation
EPS - as Adjusted re: FSP No. EITF 03-6-1
For the Quarters of 2008

($ Millions, except EPS and shares)

	1st Qtr 08	2nd Qtr 08	Jun YTD 08	3rd Qtr 08	Sep YTD 08	4th Qtr 08	Dec YTD 08

Income from Operations	170.9	224.3	395.2	204.5	599.7	175.5	775.2

Adjustments - Special Items	(3.1)	(5.3)	(8.4)	0.6	(7.8)	(26.3)	(34.1)

Income from Operations - As Adjusted	167.8	219.0	386.8	205.1	591.9	149.2	741.1

Diluted Shares Previously Reported	183.4	184.3	184.0	183.8	183.8	182.4	183.4
New Diluted Shares	184.0	184.9	184.6	184.4	184.4	182.9	184.0

As Adjusted EPS
Income from Continuing Op's - As Adjusted
Diluted (Old Share Count)	0.91	1.19	2.10	1.12	3.22	0.82	4.04

EPS Change	-	(0.01)	-	(0.01)	(0.01)	-	(0.01)

Income from Continuing Op's - As Adjusted
Diluted (New Share Count)	0.91	1.18	2.10	1.11	3.21	0.82	4.03

ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
First Quarter of 2009 & 2008

($ Millions)

	3M 2009	3M 2008

Net Cash - Operating Activities	213.1	219.3

Capital Expenditures	(47.7)	(33.9)

Pension Pre-funding, net of tax	-	-

Free Cash Flow	165.4	185.4

Income from Continuing Operations	186.5	170.9

Free Cash Flow Conversion	89%	108%

Non-Cash Special Tax Item	(57.7)	-

Adjusted Income from Continuing Operations	128.8	170.9

Adjusted Free Cash Flow Conversion	128%	108%

ITT Corporation Non-GAAP Reconciliation
Debt Coverage Ratios 2009 & 2008

	March-09	December-08

Net Debt/Net Capitalization	25.3%	27.9%
Total Debt/Total Capitalization	38.5%	41.2%

Short Term Debt	1,510.9	1,679.0
Long Term Debt	466.5	467.9
Total Debt	1,977.4	2,146.9
Cash & Cash equivalents	911.0	964.9
Net Debt	1,066.4	1,182.0

Total Shareholders' Equity	3,154.3	3,059.9
Net Debt	1,066.4	1,182.0
Net Capitalization	4,220.7	4,241.9

CONTACT:
ITT Corporation
Andy Hilton, +1-914-641-2160
andy.hilton@itt.com